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                                                                  Exhibit 23


                        CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14605, 33-22146, 33-47570, 33-53195, 333-14521 and 333-14523) and Form S-3 (No. 333-51701 and 333-88317)
of Battle Mountain Gold Company of our report dated February 18, 2000, except as to the restatement described in Note 19, which is as of May 12, 2000, appearing on page 47 of this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
May 15, 2000